UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHERRY HILL MORTGAGE
INVESTMENT CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	46-1315605
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1451 Route 34, Suite 303 Farmingdale, New Jersey	07727
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-221725

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.250% Series B Fixed-to-Floating Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), to be registered hereunder by Cherry Hill Mortgage Investment Corporation (the “Registrant”) is contained in the section entitled “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement dated February 4, 2019, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 5, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in the section entitled “Description of Preferred Stock” in the accompanying prospectus dated December 4, 2017, which sections are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Cherry Hill Mortgage Investment Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-188214) filed by the Registrant with the SEC on June 10, 2013)

3.2
Amended and Restated Bylaws of Cherry Hill Mortgage Investment Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-188214) filed by the Registrant with the SEC on June 10, 2013)

3.3	Articles Supplementary designating the 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

EXHIBIT INDEX

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Cherry Hill Mortgage Investment Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-188214) filed by the Registrant with the SEC on June 10, 2013)

3.2
Amended and Restated Bylaws of Cherry Hill Mortgage Investment Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-188214) filed by the Registrant with the SEC on June 10, 2013)

3.3	Articles Supplementary designating the 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: February 8, 2019	By:	/s/ Martin J. Levine
	Name:	Martin J. Levine
	Title:	Chief Financial Officer